UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

Invesco Mortgage Capital Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, NE, Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant.

Previous Independent Registered Public Accounting Firm

On February 23, 2016, Invesco Mortgage Capital Inc. (the “Corporation”) notified its independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), of its decision to dismiss Grant Thornton, effective as of that date, and to appoint another independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Corporation’s Audit Committee.

Grant Thornton’s reports on the Corporation’s financial statements for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2015 and 2014, and in the subsequent period through February 23, 2016, the date of Grant Thornton’s dismissal, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with their reports on our financial statements for such periods.

During the two fiscal years ended December 31, 2015 and 2014, or in the subsequent period through February 23, 2016, there was one “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K) related to the material weakness in the Corporation’s internal control over financial reporting disclosed in the Corporation’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “2014 Form 10-K/A”) and subsequent related filings.  As disclosed in Item 9A to the 2014 Form 10-K/A, the Corporation’s management concluded that as of December 31, 2014, there was a material weakness in the Corporation’s internal control over financial reporting related to the analysis and review of appropriate accounting treatment for the Corporation’s credit risk transfer securities issued by government-sponsored enterprises and interest-only strips of residential mortgage-backed securities guaranteed by a U.S. government agency.  Because of this material weakness Grant Thornton’s audit report included in the 2014 Form 10-K/A with respect to the Corporation’s internal control over financial reporting opined that the Corporation did not maintain effective internal control over financial reporting as of December 31, 2014.  The subject matter of this material weakness was discussed by the Corporation’s management and the Audit Committee with Grant Thornton.  The Audit Committee has authorized Grant Thornton to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness.  As discussed in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the material weakness has been fully remediated.

The Corporation has provided Grant Thornton with a copy of the foregoing disclosures and requested that Grant Thornton furnish the Corporation with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the statements in the above paragraphs. Grant Thornton’s letter to the SEC stating whether it agrees with such statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

On February 25, 2016, the Corporation engaged PricewaterhouseCoopers LLP (“PwC”) as its new independent registered public accounting firm, effective immediately. The decision to engage PwC as the Corporation’s independent registered public accounting firm was approved by the Corporation’s Audit Committee.  During the years ended December 31, 2015 and 2014, and through February 25, 2016, the date of PwC’s engagement, the Corporation did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.                      Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated February 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By:	/s/ R. Lee Phegley, Jr.
R. Lee Phegley, Jr.
Chief Financial Officer

Date: February 25, 2016

 Exhibit No.                      Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated February 25, 2016